TIAA

TIAA-CREF LIFE INSURANCE COMPANY
[New Business Administration Office: P.O. Box 1291, Charlotte, NC 28201-1291]
[Home Office: 730 Third Avenue, New York, NY 10017-3206]

Page 1 of 12

LIFE INSURANCE APPLICATION – PART I

Please Print in Black or Blue Ink

Section A: Policy Information

1. SELECT POLICY TYPE
   - **UNIVERSAL LIFE** ☐ Universal Life ☐ Universal Life Core ☐ Last Survivor Universal Life
   - **VARIABLE UNIVERSAL LIFE** ☐ Variable Universal Life ☐ Last Survivor Variable Universal Life
2. FACE AMOUNT & PREMIUM ☐ Face Amount $________ ☐ Planned Annual Premium $ ________
3. DEATH BENEFIT OPTION ❗ *If unanswered, Option A will be applied.*
   - ☐ Option A – Level........ benefit equals face amount
   - ☐ Option B – Increasing........ benefit equals face amount plus policy cash value
   - ☐ Option C – Face Amount + Premium....... benefit equals face amount plus premiums paid
4. DEFINITION OF LIFE INSURANCE TEST
   ❗ *If unanswered, the Guideline Premium Test will be applied. NOTE: This election cannot be changed after issue.*
   ☐ Guideline Premium Test ☐ Cash Value Accumulation Test
5. PAYMENT INFORMATION
   a. **Initial Premium** (Select all that apply)
   ☐ EFT ☐ Check ☐ 1035 Exchange $________ ☐ Lump Sum $ ________
   b. **Subsequent Premiums** (Select Billing Method and Payment Frequency)
   Billing Method ☐ EFT ☐ Direct Bill (monthly not available)
   Payment Frequency ☐ Monthly (EFT only) ☐ Quarterly ☐ Semiannual ☐ Annual
   ☐ Single Payment[1]
   [1](Only available if 1035 Exchange or Lump Sum is selected as Initial Premium above)
6. Will any of the premiums required to pay for this policy be obtained through a premium financing or loan agreement? ☐ Yes ☐ No
   ❗ *If "Yes," please explain in Section M: Question Details.*

Section B: Proposed Insured 1

1. Full Legal Name (Title, First, Middle, Last, Suffix)		
2. Maiden Name		3. Gender ☐ M ☐ F
4. Residential Street Address (No P.O. Boxes)		Apt. No.
City	State	Zip Code
5. Mailing Address		Apt. No.
City	State	Zip Code
6. Date of Birth (mm/dd/yyyy)	7. Social Security No./Tax ID	
8. Birthplace City/State	Birth Country (if non-U.S.)	
9. Are you a U.S. citizen? ☐ Yes ☐ No ❗ *If "Yes," skip to Question 11*	❗ *If "No," Country of Citizenship*	
10. Are you a permanent U.S. resident that holds a permanent visa?	☐ Yes ☐ No	
a. Visa Number	b. Visa Type	
c. Visa Expiration Date (mm/dd/yyyy)		

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Page 2 of 12

Section B: Proposed Insured 1 (Continued)

11. Driver's License No.	State of Issue
12. Marital Status ☐ Single ☐ Married ☐ Civil Union/Domestic Partnership	
13. Primary Telephone No.	Alternate Telephone No.
14. Email Address	
15. Preferred method of contact during the application process ☐ Email ☐ Primary Telephone No. ☐ Alternate Telephone No.	
16. Employer's Name	
17. Occupation	18. Length of employment (years)
19. Annual Income $	20. Net Worth $
21. Are you a current member of the military? ☐ Yes ☐ No ❗ *If yes, please answer the following:* ☐ Active Duty ☐ Reserve	
❗ *If "Yes," are you receiving any supplemental or hazardous duty pay based on your duties?* ☐ Yes ☐ No	

Section C: Proposed Insured 2

1. Full Legal Name (Title, First, Middle, Last, Suffix)		
2. Maiden Name		3. Gender ☐ M ☐ F
4. Residential Street Address (No P.O. Boxes)		Apt. No.
City	State	Zip Code
5. Mailing Address		Apt. No.
City	State	Zip Code
6. Date of Birth (mm/dd/yyyy)	7. Social Security No./Tax ID	
8. Birthplace City/State	Birth Country (if non-U.S.)	
9. Are you a U.S. Citizen? ☐ Yes ☐ No ❗ *If "Yes," skip to Question 11*	❗ *If "No," Country of Citizenship*	
10. Are you a permanent U.S. resident that holds a permanent visa? ☐ Yes ☐ No		
a. Visa Number	b. Visa Type	
c. Visa Expiration Date (mm/dd/yyyy)		
11. Driver's License No.	State of Issue	
12. Marital Status ☐ Single ☐ Married ☐ Civil Union/Domestic Partnership		
13. Primary Telephone No.	Alternate Telephone No.	
14. Email Address		
15. Preferred method of contact during the application process ☐ Email ☐ Primary Telephone No. ☐ Alternate Telephone No.		
16. Employer's Name		
17. Occupation	18. Length of employment (years)	
19. Annual Income $	20. Net Worth $	
21. Are you a current member of the military? ☐ Yes ☐ No ❗ *If yes, please answer the following:* ☐ Active Duty ☐ Reserve		
❗ *If "Yes," are you receiving any supplemental or hazardous duty pay based on your duties?* ☐ Yes ☐ No		

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Section D: Proposed Owner Information
Owner 1: ☐ Same as Insured 1 ☐ Same as Insured 2 ☐ Trust ☐ Business or Corporation    ☐ Other Person Owner 2: (If applicable) ☐ Same as Insured 1 ☐ Same as Insured 2 ☐ Trust ☐ Business or Corporation    ☐ Other Person
If the Owner(s) are the same as Insured 1 and/or the same as Insured 2, proceed to Section E. If a Trust will own this Policy, complete this section and the Trustee Declaration of Authority form.
1. Full Name of Trust
2. Name of Primary Trustee
3. Relationship of Trust to Proposed Insured(s)
4. Mailing Address Apt./Suite No.
City    State Zip Code
5. Telephone No.                6. Email Address
7. Trust Taxpayer Identification No.                8. Date of Trust (mm/dd/yyyy)
If a Business or Corporation will own this Policy, complete this section and the Business Insurance Supplement form, and include a    Corporate Resolution.
1. Name of Business or Corporation
2. Name of Corporate Officer
3. Corporate Officer Title
4. Relationship of Business or Corporation to Proposed Insured(s)
5. Mailing Address Suite No.
City    State Zip Code
6. Telephone No.                7. Email Address
8. Business Taxpayer Identification No.
9. Business Structure    ☐ Individual/Sole Proprietor/LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Tax Exempt
If a person other than the Proposed Insured(s) will own this policy, complete this section. If additional space is needed, attach a separate    page which is signed and dated by the Proposed Insured(s) and Proposed Owner(s) to this application.
1. Full Legal Name
(Title, First, Middle, Last, Suffix)
2. Relationship to Proposed Insured(s) 3. Gender ☐ M ☐ F
4. Residential Street Address (No P.O. Boxes) Apt. No.
City State Zip Code
5. Mailing Address Apt. No.
City State Zip Code
6. Date of Birth (mm/dd/yyyy)                 7. Social Security No./Tax ID
8. Are you a U.S. Citizen? ☐Yes ☐ No                If “No,” Country of Citizenship
9. Telephone No. 10. Email Address
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Section E: Third Party Notification – Protection Against Unintended Lapse in Coverage

Although the election of this option only authorizes TIAA-CREF Life Insurance Company to send an additional notice to a designated third party advising that the policy is in danger of lapse, it does not mean that the third party is responsible for preventing such a lapse.

1. I/we elect to have an additional notice regarding any lapse in premium payment sent to a third party of my/our choosing. ☐ Yes ☐ No

   If "Yes," please provide Name and Residential Street Address below.

   If a third party is designated in the state of [New Jersey], complete this section and the ***Third Party Notification*** *form.*

2. Full Legal Name (Title, First, Middle, Last, Suffix)		
3. Residential Street Address		Apt. No.
City	State	Zip Code
4. Telephone No.	5. Email Address	

Section F: Policy Provisions, Options and Riders

Charitable Giving Benefit Rider

The Charitable Giving Benefit Rider pays, upon the death of the insured, an additional death benefit, over and above the base policy death benefit, equal to one percent (1%) of the base policy's face amount. The additional benefit can be no greater than $100,000. The rider must be elected at or before policy issue and cannot be added after the date of policy issue. The designated beneficiary of this rider must be an institution accredited as a charity with the IRS under section 501(c)(3). TIAA-CREF Life Insurance Company will pay the institution in the name of the deceased insured. The costs and benefits of this rider are paid in their entirety by TIAA-CREF Life Insurance Company. Regardless of whether the policy owner elects or declines this optional rider, there is no additional cost. This rider is not available in [KY, MD or TN].

1. Charitable Giving Benefit Rider ☐ Yes ☐ No

   If unanswered, this rider ***WILL NOT*** *be added to the policy and cannot be added after issue.*

2. Name of Qualified Institution		
3. Street Address		
City	State	Zip Code
4. Telephone No.	5. Tax ID No. (if known)	

Universal Life and Variable Universal Life Insurance Options

6. Waiver of Monthly Charges Rider ☐ Yes ☐ No

   If unanswered, the Waiver of Monthly Charges Rider ***WILL NOT*** *be added. NOTE: Not available on Last Survivor policies.*

7. Overloan Protection Endorsement ☐ Yes ☐ No

   If unanswered, this endorsement ***WILL*** *be added. NOTE: Not available if Estate Transfer Protection Rider is elected.*

Last Survivor Insurance Option Only

8. Estate Transfer Protection Rider – Percent of Policy Death Benefit ☐ 35% ☐ 100% ☐ 125% ☐ 175%

   If unanswered, this rider ***WILL NOT*** *be applied. NOTE: Not available if Overloan Protection Endorsement is elected.*

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Section G: Existing Coverage

If the answer to either question is "Yes," provide full details in the chart below.

1. Do the Proposed Owner(s) or Proposed Insured(s) have any existing life insurance or annuities? ☐ Yes ☐ No
2. Will any existing life insurance or annuities held by the Proposed Owner(s) or Proposed Insured(s) be replaced, changed, or used to pay for the insurance applied for in this application? ☐ Yes ☐ No

Existing Coverage *If additional space is needed, attach a separate page which is signed and dated by the Proposed Insured(s) and Proposed Owner(s) to this application.*

Policy No. 1	Policy No. 2	Policy No. 3
Policyowner(s) Full Name	Policyowner(s) Full Name	Policyowner(s) Full Name
Proposed Insured(s) ☐ Insured 1 ☐ Insured 2	Proposed Insured(s) ☐ Insured 1 ☐ Insured 2	Proposed Insured(s) ☐ Insured 1 ☐ Insured 2
Insurance Company Name	Insurance Company Name	Insurance Company Name
Policy Number	Policy Number	Policy Number
Face Amount $__________	Face Amount $__________	Face Amount $__________
Product Type	Product Type	Product Type
Year Issued	Year Issued	Year Issued
Replacement ☐ Yes ☐ No	Replacement ☐ Yes ☐ No	Replacement ☐ Yes ☐ No
1035 Exchange ☐ Yes ☐ No MEC Status[1] ☐ Yes ☐ No Carryover Loan[1] ☐ Yes ☐ No Loan Amount $ ________ (approx.) [1] If 1035 Exchange is answered "Yes"	1035 Exchange ☐ Yes ☐ No MEC Status[1] ☐ Yes ☐ No Carryover Loan[1] ☐ Yes ☐ No Loan Amount $ ________ (approx.) [1] If 1035 Exchange is answered "Yes"	1035 Exchange ☐ Yes ☐ No MEC Status[1] ☐ Yes ☐ No Carryover Loan[1] ☐ Yes ☐ No Loan Amount $ ________ (approx.) [1] If 1035 Exchange is answered "Yes"
Business or Personal Insurance? ☐ Personal ☐ Business	Business or Personal Insurance? ☐ Personal ☐ Business	Business or Personal Insurance? ☐ Personal ☐ Business

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Section H: Pending Insurance
The following questions must be answered by the Proposed Insured(s).                Proposed Proposed    Insured 1 Insured 2
1. Do you have any other pending life insurance applications with another life insurance company?                ☐ Yes ☐ No ☐ Yes ☐ No
If “Yes,”state companies and amounts in the chart below.
Pending Insurance                If additional space is needed, attach a separate page which is signed and dated by the Proposed Insured(s) and Proposed Owner(s) to this application.
Policy No. 1 Policy No. 2 Policy No. 3
Proposed Insured(s) Proposed Insured(s) Proposed Insured(s) ☐ Insured 1 ☐ Insured 2 ☐ Insured 1 ☐ Insured 2 ☐ Insured 1 ☐ Insured 2 Insurance Company Name Insurance Company Name Insurance Company Name
Face Amount Face Amount Face Amount $ __________________________ $ __________________________ $ __________________________ Product Type Product Type Product Type
Date Applied (mm/yyyy) Date Applied (mm/yyyy) Date Applied (mm/yyyy)
Business or Personal Insurance? Business or Personal Insurance? Business or Personal Insurance? ☐ Personal ☐ Business ☐ Personal ☐ Business ☐ Personal ☐ Business
Section I: Viatical and Life Settlements
The following questions must be answered by the Owner(s).
If the answer to any question is “Yes,” please explain in Section M: Question Details.
1. Do you, the Owner(s), intend to use or transfer the policy for any type of pre-death financial settlement, such as a ☐ Yes    ☐ No viatical settlement, senior settlement, life settlement, or for any other secondary market?
2. Have you, the Owner(s), in the past 5 years, sold a policy to a life settlement, viatical, or other secondary market? ☐ Yes    ☐ No
Section J: Juvenile
If the Proposed Insured is a juvenile age 0 to 17 years, complete this section.
1. What is the total life insurance (including group coverage with employer) currently applied for, considered, or now in force on the insured’s father, mother, and siblings or both of the insured’s legal guardian(s) in all companies?
Relationship Name Age Amount of Total Life Insurance Father Mother Legal Guardian(s) Sibling Sibling
If no coverage is in force on Proposed Insured’s parents and/or siblings, please explain.
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Section K: Beneficiary Information
It is important that your beneficiary designation be clear so that there will be no question as to your intent. It is also important that you name a primary and contingent beneficiary. ● Percentages must equal 100%. ● Whole percentages are required.
If additional space is needed, attach a separate page which is signed and dated by the Proposed Insured(s) and Proposed Owner(s) to this    application.
Primary Beneficiary(ies) Percentage Allocated among all Primary Beneficiary(ies) must equal 100%.
1. Full Legal Name (Title, First, Middle, Last, Suffix) 2. Full Legal Name (Title, First, Middle, Last, Suffix)
Relationship to Proposed Insured Relationship to Proposed Insured
Date of Birth or Date of Trust Date of Birth or Date of Trust (mm/dd/yyyy) (mm/dd/yyyy) Social Security No. or Tax ID No. Social Security No. or Tax ID No.
Country Country
Residential Street Address Residential Street Address
City, State, Zip Code City, State, Zip Code Phone Number Phone Number
Percent Allocated (Must be a whole number) Percent Allocated (Must be a whole number)
Contingent Beneficiary(ies)                Percentage Allocated among all Contingent Beneficiary(ies) must equal 100%.
1. Full Legal Name (Title, First, Middle, Last, Suffix) 2. Full Legal Name (Title, First, Middle, Last, Suffix)
Relationship to Proposed Insured Relationship to Proposed Insured
Date of Birth or Date of Trust Date of Birth or Date of Trust (mm/dd/yyyy) (mm/dd/yyyy) Social Security No. or Tax ID No. Social Security No. or Tax ID No.
Country Country
Residential Street Address Residential Street Address
City, State, Zip Code City, State, Zip Code Phone Number Phone Number
Percent Allocated (Must be a whole number) Percent Allocated (Must be a whole number)
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Section L: Underwriting Information

The following questions must be answered by the Proposed Insured(s). ❗ *If the answer to any question is "Yes," provide full details in Section M: Question Details.*	Proposed Insured 1	Proposed Insured 2
1. What is your current height and weight?	____ ft. ____ in. ____ lbs.	____ ft. ____ in. ____ lbs.
2. Have you ever used any nicotine or tobacco products? ❗ *If yes, date of last use:* Proposed Insured 1 ______________________(mm/yyyy) Proposed Insured 2 ______________________(mm/yyyy)	☐ Yes ☐ No	☐ Yes ☐ No
3. Do you have any plans to travel or reside outside the United States in the next 12 months? ❗ *If "Yes," please provide destination, purpose and duration of travel.*	☐ Yes ☐ No	☐ Yes ☐ No
4. In the past 3 years, have you:		
(a) been convicted of DUI/DWI, had 3 or more moving violations, had any accident in which you were found to be at fault, or had your driver's license suspended or revoked?	☐ Yes ☐ No	☐ Yes ☐ No
(b) been convicted of or pleaded guilty or no contest to any felony, or are you in a probation/parole program?	☐ Yes ☐ No	☐ Yes ☐ No
(c) flown as pilot, student pilot or crew member of any aircraft, other than for a scheduled commercial airline, or do you have any intentions to do so in the next 2 years?	☐ Yes ☐ No	☐ Yes ☐ No
(d) engaged in underwater diving below 100 feet, racing of any motor powered land vehicle or watercraft, rock or mountain climbing, or any activity requiring the use of a parachute, or do you have any intentions to do so in the next 2 years?	☐ Yes ☐ No	☐ Yes ☐ No
5. Have you been diagnosed by a licensed member of the medical profession as having AIDS (Acquired Immunodeficiency Syndrome) or HIV (Human Immunodeficiency Virus)?	☐ Yes ☐ No	☐ Yes ☐ No
6. In the past 2 years, have you been hospitalized or evaluated in an emergency room or immediate care center for any chronic illness requiring ongoing treatment or care by a physician?	☐ Yes ☐ No	☐ Yes ☐ No
7. Are you awaiting a diagnosis or been advised by a licensed member of the medical profession to have a surgical operation, a diagnostic test (except HIV) or an evaluation that has not yet been completed?	☐ Yes ☐ No	☐ Yes ☐ No
8. In the past 10 years, has a licensed member of the medical profession provided you with any treatment, medical advice, consultation or follow-up for, or diagnosed you with: diabetes or elevated blood sugar; cancer (excluding basal cell or squamous cell carcinoma of the skin); stroke or transient ischemic attack (TIA); emphysema; bronchitis; chronic lung disease; major depression; bipolar disease or mood disorder; chronic schizophrenia; Alzheimer's disease; dementia; degenerative muscle or nerve disease/disorder; paralysis; lupus; rheumatoid arthritis; alcohol or drug abuse; OR any disease or disorder of the following: heart, aorta, coronary arteries, peripheral vascular system, blood, liver, pancreas, kidney (excluding kidney stones), brain, or connective tissue?	☐ Yes ☐ No	☐ Yes ☐ No
9. Have you ever had an application for life, health, disability or long-term care insurance declined, modified or rated? ❗ *If "Yes," include the name of company with details.*	☐ Yes ☐ No	☐ Yes ☐ No
10. Have you been disabled for any reason in the past 2 years?	☐ Yes ☐ No	☐ Yes ☐ No
11. In the past 5 years, have you filed bankruptcy or defaulted on a student loan?	☐ Yes ☐ No	☐ Yes ☐ No

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Section L: Underwriting Information (Continued)
12. Do you have a primary care physician? ☐ Yes ☐ No ☐ Yes ☐ No Insured 1 Insured 2 Physician Name                Facility Name                City, State, Zip Code    Phone Number
Section M: Question Details
If additional space is needed, attach a separate page, signed and dated, to the application. Please specify to which question number(s) the details pertain.
Question Details Proposed Proposed No. Insured 1 Insured 2
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Section N: Consent for Electronic Delivery
Intelligent Life® 2.0 Variable Universal Life [http://www.tiaa.org/public/prospectuses/ivul_policy.pdf?fundclass=LI] Intelligent Life® 2.0 Survivorship Variable Universal Life [http://www.tiaa.org/public/prospectuses/isvul_policy.pdf?fundclass=LI]
Complete this section for Variable Universal Life (VUL) products only
In order to elect electronic acknowledgment and consent, you must have Internet access and be able to access the websites shown above. You must also have the ability to download, view and print the documents. [Adobe® Reader®] software is necessary to view and print electronic PDF documents. If you don’t have [Adobe® Reader®] software, go to [www.adobe.com] to download a free copy. If you need assistance with accessing these documents electronically, please call us toll-free at [800-842-2273].
Paper versions of the above documents can be ordered anytime, free of charge, by calling toll-free [877-694-0305] or by visiting [TIAA.org]. If you are unable to acknowledge that you have received and accessed these documents on the website, call our toll-free number [877-694-0305] to receive your paper documents and prospectuses at no charge.
[Adobe and Reader are registered trademarks of Adobe Systems Incorporated in the United States and/or other countries.]
Check the box below to acknowledge electronic receipt of the applicable prospectuses. ☐ I/we acknowledge that I/we consent to receiving and have received the required, above-referenced documents for my/our policy through one or more of the TIAA website links listed above.
I/we further acknowledge that I/we are able to access these documents on the website. I/we understand that this acknowledgement applies to my/our initial application.
I/we understand and acknowledge that accessing documents electronically may involve additional costs, such as, but not limited to, subscription access fees from an Internet service provider and printing costs.
NOTE: By not checking the box above, but still signing this application, I/we acknowledge that I/we have received paper copies of the    above-referenced documents.
Section O: Application Acknowledgement and Authorization
CUSTOMER IDENTIFICATION NOTICE
Federal law requires that insurance companies obtain and retain relevant and appropriate customer-related information necessary to administer an effective anti-money laundering program. This means we will ask you for your name, residential address (not a P.O. Box), date of birth, Social Security number and other information as appropriate (e.g., driver’s license, utility bills to verify address, Social Security card, etc.).
I/we, the Proposed Owner(s), acknowledge receipt of the Customer Identification Notice. I/we understand that the identity information being provided by me/us is collected to verify my/our identity as required and I/we authorize its use for this purpose.
ACKNOWLEDGEMENT
By signing this application, the Proposed Owner(s) represent and agree to the following:
I/we have read the application, and the statements and answers made in this application are true and complete to the best of my/our knowledge and belief and are made to obtain the insurance applied for. These answers, together with those provided in Part II of the application, if any, and any additional supplements, will be attached to and made a part of the issued policy. No information will be considered to have been given to TIAA-CREF Life Insurance Company (“the Company”) unless it is stated in the application. I/we understand that the insurance I/we applied for will take effect only if the Company accepts this application and issues a policy and if, on the date of issue: (1) the first premium has been paid, (2) the proposed insured is alive, and (3) all conditions used to determine the proposed insured’s insurability remain as stated in the application. No one except the Company’s officers may make, change or discharge any insurance contract, or bind the Company by making any promises about any policy benefits applied for. I/we acknowledge receipt of the insurance, MIB, Inc. (“MIB”), electronic delivery and Fair Credit Reporting Act disclosures provided with this application.
AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION
I/we, the Proposed Insured(s), hereby authorize any licensed physician, medical practitioner, hospital, clinic, or other health care provider, pharmacy, pharmacy benefit manager, electronic health record provider, insurance company or reinsurer, financial institution, government agency, consumer reporting agency, employer or other organization, institution or person to disclose to the insurance administrators, underwriting personnel, claims personnel, investigators, legal counsel, and reinsurers of the Company, the following information pertaining to me/us: (1) employment information; (2) other insurance coverage, claims and records; (3) prescribed drugs; (4) personal health information, medical records, past and present physical, mental, behavioral health and drug and/or alcohol conditions; (5) motor vehicle records; (6) investigative consumer reports, criminal records, credit attributes and public records; (7) avocations; and (8) general reputation. I/we understand and agree that the Company may collect this information for the purpose of determining eligibility for insurance and investigating claims for benefits and that the Company may disclose all or some of my/our information to its insurance administrators, its reinsurance companies, its agents, and its business process organizations (BPO) which administer various underwriting, new business, policyholder service and claims adjudication functions on its behalf.
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Section O: Application Acknowledgement and Authorization (Continued)
I/we, the Proposed Insured(s), hereby authorize MIB to disclose any medical or personal information that it has about me/us to the Company or any MIB-authorized third-party administrator performing underwriting services on the Company’s behalf. I/we authorize the Company, its reinsurers or authorized third-party administrator, to make a brief report of my/our personal health information to MIB.
I/we understand that any information that is disclosed pursuant to this Authorization may be re-disclosed and no longer covered by certain federal rules governing privacy and confidentiality of health information. This authorization is valid for the time limit, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery, but it shall not exceed two years. A photographic copy of this authorization is as valid as the original and I/we are entitled to receive a copy of this authorization upon request. I/we may revoke this authorization at any time by sending a written request for revocation to the Company, subject to state law and the rights of anyone who has relied on this authorization. However, that revocation may cause the Company to reject my/our application.
A sales representative does not have the Company’s authorization to accept risk, pass on insurability, or make, void, waive or change any conditions or provisions of the application or policy.
Owner(s)/Taxpayer Certification
Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and    (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the    Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or    (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person; and (4) The FATCA code(s) entered on the form (if any) indicate that I am exempt from FATCA reporting is correct.
Certification Instructions
You must check the box below if you have been notified by the IRS that you are currently subject to backup withholding because you failed to report all interest and dividends on your tax return. ☐ I am subject to backup withholding as a result of a failure to report all interest and dividends.
The Internal Revenue Service does not require your consent to any provision of this document other than the Owner(s)/Taxpayer Certification section above. Please note that by signing this form, you declare that you make the above certifications.
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
If the Proposed Insured(s) will own this policy, complete Section 1 only.
If anyone other than the Proposed Insured(s) will own this policy, complete Sections 1 and 2.
SECTION 1
X                Signature of Proposed Insured 1 Signed at (City, State) Date
X_________________________________________________    Signature of Proposed Insured 2 Signed at (City, State) Date
SECTION 2
X_________________________________________________ _________________________________    Signature of Owner 1, Primary Trustee or Corporate Officer Signed at (City, State) Date
X_________________________________________________ _________________________________    Signature of Owner 2, Trustee or Corporate Officer Signed at (City, State) Date
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FOR OFFICIAL USE ONLY – AGENT CERTIFICATION AND SIGNATURE
1. I hereby certify that I have reviewed with the Owner(s) and Proposed Insured(s): (i) the answers to the replacement questions, and (ii) all of the information in the application.
2. I further certify that to the best of my knowledge and belief, the Owner(s): ☐ DOES ☐ DOES NOT Have existing life insurance policies or annuity contracts. ☐ DOES ☐ DOES NOT Intend to replace coverage under existing life insurance policies or annuity contracts.
FOR REPLACEMENT TRANSACTIONS ONLY
3. Is the replacement exempt? ☐ YES ☐ NO
4. Who recommended the replacement? ☐ AGENT ☐ OWNER(S)
5. Provide the reason for replacement.
☐ I provided the following sales material, and illustrations, to the owner(s) during the sale:
If standard materials were not used, include copies of the materials with this application.
Conforming Illustration Statement (All Products) ☐ I certify that the owner(s) whose signature appears on the previous page signed an illustration conforming to the policy as applied for. I have informed the owner(s) that an illustration conforming to the policy as issued will be provided at the time of policy delivery and that the Company will require the owner(s) to sign that illustration if the owner(s) wish to accept the policy as delivered.
Agent’s Name    Agent’s License No.    Please Print
Agent’s Signature    Date
HOME OFFICE USE ONLY
AG RF1 RF2 RF3 RF4 RF5
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